Exhibit 4.7

EXECUTION VERSION

DATED MAY 9, 2025

ISSUER

BOOKING HOLDINGS INC.

PAYING AGENT

U.S. Bank Europe DAC, UK BRANCH

TRANSFER AGENT

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

REGISTRAR

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

- AND -

TRUSTEE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

AGENCY AGREEMENT

relating to Notes issued under a base Indenture

as supplemented by Officers’ Certificates

relating to the Notes

This Agreement (the “Agreement”) is made on May 9, 2025

Between:

(1)	BOOKING HOLDINGS INC., a Delaware corporation (the “Issuer”);

(2)	U.S. BANK EUROPE DAC, UK BRANCH, a Designated Activity Company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, D18 W2X7, Ireland, acting through its UK Branch from its offices at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, (registered with the Registrar of Companies for England and Wales under Registration No. BR020005) under the trade name U.S. Bank Global Corporate Trust Services, as Paying Agent (the “Paying Agent” which expression shall include any successor paying agent appointed in accordance with this Agreement);

(3)	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association chartered under the federal laws of the United States of America with its office for purposes of administration of the transactions contemplated by the Notes to be issued under the Indenture (each as defined below) at Global Corporate Trust Services, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, as Transfer Agent (the “Transfer Agent” which expression shall include any successor transfer agent appointed in accordance with this Agreement); and

(4)	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association chartered under the federal laws of the United States of America with its office for purposes of administration of the transactions contemplated by the Notes to be issued under the Indenture at Global Corporate Trust Services, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, as Trustee (the “Trustee”).

Whereas:

(A)	The Issuer has agreed to issue €500,000,000 aggregate principal amount of its 3.125% Senior Notes due 2031 (the “2031 Notes”), €750,000,000 aggregate principal amount of its 4.125% Senior Notes due 2038 (the “2038 Notes”), and €500,000,000 aggregate principal amount of its 4.500% Senior Notes due 2046 (the “2046 Notes” and, together with the 2031 Notes and the 2038 Notes, the “Notes”).

(B)	The Notes are to be constituted by a Base Indenture, dated as of August 8, 2017, by and between the Issuer, as issuer, and the Trustee, as trustee, as supplemented by the Officers’ Certificates relating to the Notes (collectively, the “Indenture”), as set out in Appendix 1.

(C)	The Issuer hereby appoints the Paying Agent and the Transfer Agent in accordance with the terms of this Agreement and the Indenture.

It is agreed:

1.	INTERPRETATION

1.1	Unless the context otherwise requires:

(a)	References in this Agreement to the payment of principal or interest in respect of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the Notes and the Indenture.

(b)	All references in this Agreement to an agreement, instrument, or other document (including this Agreement, the Indenture, and the Notes) shall be construed as a reference to that agreement, instrument, or document as the same may be amended, modified, varied, supplemented, or novated from time to time.

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1.2	Except as specifically set forth in this Agreement, this Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

1.3	This Agreement shall be read together with and interpreted in light of the Indenture. In the event of any conflict or inconsistency between the Indenture and this Agreement, the applicable provisions of the Indenture shall govern.

2.	THE REGISTRAR

2.1	[RESERVED]

2.2	On the date of this Agreement, the Trustee, in its capacity as Registrar under the Indenture (the “Registrar”), shall provide to the Paying Agent a complete and correct copy of the register maintained by the Registrar in respect of the holders of Notes and the outstanding principal amount of Notes held by each holder of Notes.

2.3	The Registrar shall from time to time provide to the Paying Agent a complete and correct copy of the register of Notes maintained by it as soon as reasonably practicable following any transfer or exchange of any Notes, and promptly on request therefor by the Paying Agent.

2.4	The Paying Agent shall be entitled to treat as conclusive the most recent copy of the register provided to it by the Registrar in accordance with this Agreement.

3.	APPOINTMENT OF THE TRANSFER AGENT

3.1	The Transfer Agent is hereby appointed as the agent of the Issuer, to act as transfer agent for the purposes specified in this Agreement, the Indenture, and the Notes, including, inter alia, completing, authenticating, holding and delivering Notes, upon the terms and subject to the conditions specified herein, the Indenture, and in the Notes, and the Transfer Agent hereby accepts such appointment.

4.	APPOINTMENT OF PAYING AGENT

4.1	The Issuer hereby appoints the Paying Agent, and the Paying Agent hereby agrees, to act at its specified office as paying agent in relation to the Notes in accordance with the provisions of this Agreement, the Indenture, and the Notes and upon the terms and subject to the conditions contained in this Agreement, the Indenture, and the Notes.

4.2	The Paying Agent is appointed hereunder for the purposes of:

(a)	paying sums due on the Notes referred to in Section 4.01 of the Indenture; and

(b)	otherwise fulfilling its duties and obligations as set out in this Agreement and the Indenture.

4.3	The Transfer Agent represents and warrants that it is duly authorized and qualified to act as the transfer agent and that it is duly and validly registered as a “transfer agent” in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

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5.	PAYMENT

Subject always to the Indenture and, in particular, any restrictions on the Issuer following delivery of a notice of an Event of Default:

(a)	The Issuer shall, not later than 10:00 am (London time) on a day which is one Business Day prior to the Business Day on which any payment in respect of the Notes becomes due, pay to such account of the Paying Agent as the Paying Agent shall specify in Euros in immediately available funds on each due date for the payment of principal and/or interest and/or other amounts referred to in Section 4.01 of the Indenture in respect of the Notes, an amount sufficient (together with any funds then held by the Paying Agent and available for the purpose) to pay all principal and interest and/or other amounts referred to in Section 4.01 of the Indenture due in respect of the Notes on such date; provided that if any such date is not a Business Day, such payment shall be made on the next succeeding date which is a Business Day. As used in this Agreement, “Business Day” shall have the meaning as set forth in the Notes.

(b)	The Issuer hereby authorizes and directs the Paying Agent from funds so paid to the Paying Agent to make payments of all amounts due on the Notes in accordance with the terms of the Notes, the Indenture and the provisions of this Agreement. If any payment provided for in clause 5(a) is made late but otherwise in accordance with the provisions of this Agreement, the Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by the Paying Agent of such payment.

(c)	If the Paying Agent has not, on the date on which any payment is due to be made to the Paying Agent pursuant to clause 5(a), received the full amount payable in respect thereof on such date but receives such full amount later, together with accrued interest (if any) in accordance with the Indenture, it shall forthwith so notify the Issuer and the Trustee. Unless and until the full amount of any such principal or interest payment has been made to it, the Paying Agent will not be bound to make such payments.

(d)	Without prejudice to clause 5(b), if the Paying Agent pays out on or after the due date therefor (other than as a result of its own gross negligence or willful misconduct) to persons entitled thereto, or becomes liable to pay out, any amounts on the assumption (which is not negated by reasonable evidence to the contrary) that the corresponding payment by the Issuer has been or will be made, the Issuer shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from (and including) the date on which it is paid out to (but excluding) the date of reimbursement at the rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

(e)	Payment of only part of the amount payable in respect of a Note may only be made at the discretion of the holder(s) of such Note (except as the result of a withholding or deduction for or on account of any taxes permitted by the Indenture). If at any time a Paying Agent makes a partial payment in respect of any Note presented to it, it shall inform the Registrar of the same such that the Registrar may record the same on the register of Notes.

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6.	REPAYMENT

Any sums paid by, or by arrangement with, the Issuer to the Paying Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until the Notes in respect of which such sums were paid shall have been purchased by the Issuer or any other subsidiary of the Issuer and cancelled, but in any of these events the Paying Agent shall (provided that all other amounts due under this Agreement shall have been duly paid) upon written request by the Issuer forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable on the relevant Notes together with any fees previously paid to the Paying Agent in respect of such Notes. Notwithstanding the foregoing, the Paying Agent shall not be obliged to make any repayment to the Issuer so long as any amounts which under this Agreement should have been paid to, or to the order of, the Paying Agent by the Issuer shall remain unpaid. The Paying Agent shall not, however, be otherwise required or entitled to repay any sums properly received by it under this Agreement.

7.	PREPAYMENT; NOTICE OF WITHHOLDING OR DEDUCTION

7.1	The Issuer shall provide to the Paying Agent a copy of all notices of prepayment delivered under the Indenture in respect of the Notes that it serves on the holders of the Notes including, without limitation, details of the date(s) on which such prepayments in respect of the Notes are to be made, all amounts required to be paid by the Issuer in respect thereof in accordance with the Indenture, and the manner in which such prepayment will be effected.

7.2	If:

(a)	the Issuer, in respect of any payment; or

(b)	the Paying Agent, in respect of any payment of principal of or any premium or interest on the Notes,

is required to withhold or deduct any amount for or on account of tax,

(c)	the Issuer shall give notice thereof to the Paying Agent and the Trustee within 5 business days of becoming aware of such requirement and shall give to the Paying Agent such information as the Paying Agent requires to enable it to make such deduction or withholding; and

(d)	except where such requirement arises as a result of prepayment of the Notes in accordance with the Indenture or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, the Paying Agent shall give notice thereof to the Issuer and the Trustee within 5 business days of becoming aware of the requirement to withhold or deduct.

7.3	In the event that the Issuer determines in its sole discretion that withholding will be required by applicable law in connection with any payment due to the Paying Agent on any Notes, then the Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such withholding, provided that any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Agreement, the Indenture, and applicable law. The Issuer will promptly notify the Paying Agent and the Trustee of any such redirection or reorganization.

8.	RECORDS

The Paying Agent shall:

(a)	keep a full and complete record of all payments made by it in respect of the Notes; and

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(b)	make such records available at all reasonable times to the Issuer and any persons authorized by it, and the Trustee for inspection and for the taking of copies thereof.

9.	FEES AND EXPENSES

9.1	The Issuer will pay to the Paying Agent and Transfer Agent such fees and expenses in respect of the Paying Agent’s and Transfer Agent’s services under this Agreement as have been agreed in a separate agreement.

9.2	The Issuer will also pay within 60 days of receipt, against presentation of such invoices and receipts as it may reasonably require, all reasonable documented out-of-pocket expenses (including necessary advertising, facsimile and telex transmission, postage and insurance expenses and, subject to prior approval by the Issuer as set forth below, the fees and expenses of legal advisers) properly incurred by the Paying Agent and Transfer Agent in connection with the services under this Agreement, together with any applicable value added tax or similar tax properly chargeable thereon. Payment by the Issuer to the Paying Agent and Transfer Agent of such documented out-of-pocket expenses shall be a good discharge of the obligations of the Issuer in respect thereof. Where the advice of legal counsel is sought by the Paying Agent or Transfer Agent, the fees of any such counsel shall be agreed to by the Issuer (acting reasonably) in advance.

10.	INDEMNITY

10.1	The Issuer undertakes to indemnify and hold harmless, the Paying Agent and Transfer Agent, and each of their respective directors, officers, employees, or agents (each an “Indemnified Party”) on demand by such Indemnified Party against any losses, liabilities, costs, fees, expenses, claims, actions, damages, or demands (including, but not limited to, all reasonable costs, charges, and expenses paid or incurred in disputing or defending the foregoing, and the properly incurred fees and expenses of one firm of legal counsel and one local counsel in each jurisdiction where such local counsel is required) which such Indemnified Party may incur or which may be made against it, as a result of or in connection with the appointment or the exercise of or performance of its powers and duties under this Agreement, except such as may result from its own gross negligence, willful misconduct or fraud or that of its directors, officers, employees, or agents.

10.2	The indemnity contained in clause 10.1 above shall survive the termination and expiry of this Agreement.

11.	CONDITIONS OF APPOINTMENT

11.1	The Paying Agent shall (a) hold all sums received from the Issuer in accordance with this Agreement and the Indenture for payment of principal of or any premium or interest on the Notes in trust for the benefit of the Trustee until such sums shall be paid to such persons or otherwise disposed of as provided in this Agreement and the Indenture; provided that the Paying Agent may use such money as a banker in the ordinary course of business and without accounting for profits; (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or premium or interest on the Notes; and (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held by it in trust for payment in respect of the Notes.

11.2	No monies held by the Paying Agent need be segregated, except as required by law.

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11.3	In acting under this Agreement and in connection with the Notes, the Paying Agent and Transfer Agent shall act solely as agents of the Issuer and, save solely in respect of the Paying Agent’s obligations under clause 11.1 hereof, shall not have any obligations towards, or relationship of agency or trust with, any of the holders of the Notes or the Trustee.

11.4	The Paying Agent and Transfer Agent shall be obliged to perform such duties and only such duties as are specifically set out in this Agreement. No implied duties or obligations shall be read into such document. The Paying Agent and Transfer Agent shall not be obliged to perform any duties additional to or different from such duties resulting from any modification or supplement after the date hereof to any relevant documents (including, without limitation, the Indenture), unless it shall have previously agreed to perform such duties. The Paying Agent and Transfer Agent shall not be under any obligation to take any action hereunder which either party expects, and has thus notified the Issuer in writing, will result in any expense or liability of such Paying Agent or Transfer Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.

11.5	Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agent shall be entitled to treat the holder of any Note (as evidenced by the register of Notes maintained by the Registrar) as the absolute owner thereof for all purposes (whether or not it is overdue and notwithstanding any notice to the contrary or any notice of ownership, trust, or any interest in it, any writing on it, or its theft or loss) and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

11.6	The Paying Agent and Transfer Agent may consult with any legal or other professional advisers (who may be an employee of or legal adviser to the Issuer) selected by it, at the cost of the Issuer, provided that the fees of any such counsel shall be agreed to by the Issuer (acting reasonably) in advance, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted, or suffered hereunder in accordance with the written opinion of such advisers.

11.7	The Paying Agent and Transfer Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any instruction, request, or order from the Issuer or upon any Note, notice, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission, or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper party or parties, even if it is subsequently found not to be genuine or to be incorrect.

11.8	The Paying Agent and Transfer Agent, whether acting for itself or in any other capacity, will not be precluded from becoming the owner of, or acquiring any interest in, holding, or disposing of any Note or any shares or other securities of the Issuer or any of its subsidiaries, holding, or associated companies (each a “Connected Company”), with the same rights as it would have had if it were not acting as Paying Agent or Transfer Agent, as applicable, or from entering into or being interested in any contracts or transactions with any Connected Company or from acting on, or as depositary, trustee, or agent for, any committee or body of holders of any securities of any Connected Company and will not be liable to account for any profit.

11.9	The Paying Agent shall not be required to make any payments to any holder of a Note if under any laws or regulations affecting the Paying Agent, such payment is not permitted. In the event of any such laws or regulations affecting the Paying Agent coming to the attention of the Paying Agent it shall forthwith notify the Issuer and the Trustee.

11.10	The Issuer shall use commercially reasonable efforts to do or cause to be done all such acts, matters and things and shall make available all such documents as shall be necessary or desirable to enable the Paying Agent and Transfer Agent to fully comply with and carry out its respective duties and obligations hereunder.

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11.11	In no event shall the Paying Agent or Transfer Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors, or representatives (collectively, “Agent Parties”) have any liability for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses, or expenses (whether in tort, contract or otherwise), except to the extent the liability of the Paying Agent or Transfer Agent is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct, or fraud of the Paying Agent or Transfer Agent or their Agent Parties.

11.12	Notwithstanding anything contained in this Agreement to the contrary, the Paying Agent and Transfer Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control including, without limitation, (i) any governmental activity (whether de jure or de facto), act of authority (whether lawful or unlawful), compliance with any governmental or regulatory order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure, requisition, nationalization, or the imposition of currency or currency control restrictions; (ii) any failure of or the effect of rules or operations of any funds transfer, settlement or clearing system, interruption, loss or malfunction of utilities, communications, or computer services or the payment or repayment of any cash or sums arising from the application of any law or regulation in effect now or in the future, or from the occurrence of any event in the country in which such cash is held which may affect, limit, prohibit, or prevent the transferability, convertibility, availability, payment, or repayment of any cash or sums until such time as such law, regulation, or event shall no longer affect, limit, prohibit, or prevent such transferability, convertibility, availability, payment, or repayment (and in no event, other than as provided in the Notes, shall the Paying Agent be obliged to substitute another currency for a currency whose transferability, convertibility, or availability has been affected, limited, prohibited, or prevented by such law, regulation, or event or be obliged to pay any penalty interest); (iii) any strike or work stoppage, go slow, occupation of premises, other industrial action, or dispute or any breach of contract by any essential personnel; (iv) any equipment or transmission failure or failure of applicable banking or financial systems; (v) any war, armed conflict including but not limited to hostile attack, hostilities, or acts of a foreign enemy; (vi) any riot, insurrection, civil commotion or disorder, mob violence, or act of civil disobedience; (vii) any act of terrorism or sabotage; (viii) any explosion, fire, destruction of machines, equipment or any kind of installation, prolonged breakdown of transport, radioactive contamination, nuclear fusion or fission, or electric current; (ix) any epidemic, natural disaster (such as but not limited to violent storm, hurricane, blizzard, earthquake, landslide, tidal wave, flood, damage or destruction by lightning, or drought); or (x) any other act of God, it being understood that the Paying Agent and Transfer Agent shall use reasonable efforts to resume performance as soon as practicable under the circumstances.

11.13	Pursuant to and in accordance with the procedures set forth in Article VIII of the Indenture (i) the Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money, and (ii) any money deposited with the Paying Agent in trust for the payment of the principal of or any premium or interest on the Notes remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Issuer on the Issuer’s request and all liability of the Paying Agent with respect to such trust money shall thereupon cease.

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12.	CHANGES IN PAYING AGENT OR TRANSFER AGENT AND SPECIFIED OFFICES

12.1	The Issuer may at any time terminate the appointment of the Paying Agent or Transfer Agent, and appoint additional or other paying agents or registrars. No modifications, amendments, or waivers of either party’s obligations hereunder may be made without the written consent of the other party.

Any termination shall be made by giving to the Paying Agent or Transfer Agent and (if different) to the paying agent or transfer agent whose appointment is to be terminated not less than 60 days’ written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payment in respect of Notes. Notwithstanding the foregoing, in the event of a breach of this Agreement by the Paying Agent or Transfer Agent, that is excused under Section 11.12 above, the Issuer shall be entitled to terminate the appointment of the applicable Paying Agent or Transfer Agent upon 5 days’ written notice.

12.2	The Paying Agent or Transfer Agent may resign its appointment hereunder at any time by giving to the Issuer not less than 60 days’ written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payments in respect of any Notes.

12.3	Notwithstanding clauses 12.1 and 12.2, no such termination of the appointment of, or resignation by, the Paying Agent or Transfer Agent shall take effect until a successor has been appointed on terms approved by the Issuer or the Issuer has otherwise approved such resignation without a successor being appointed.

12.4	Notwithstanding any other provisions of clause 12.1, the appointment of the Paying Agent or Transfer Agent shall forthwith terminate if at any time such Paying Agent or Transfer Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition for relief under any applicable bankruptcy or insolvency law, or makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, administrator, or other similar official of it or of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for its winding up or dissolution, or if a receiver, administrator, or other similar official of it or of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Paying Agent or Transfer Agent or its property or affairs for the purpose of rehabilitation, conservation, administration, or liquidation, or there occurs any analogous event under any applicable law.

12.5	On the date on which any such termination or resignation takes effect, the Paying Agent or Transfer Agent shall (i) pay to, or to the order of, its successor (or, if none, the Issuer) any amounts held by it in respect of the Notes which have become due and payable but which have not been presented for payment; and (ii) deliver to its successor (or, if none, the Issuer), or as it may direct, all records maintained by it, pursuant hereto. Following such termination or resignation and pending such payment and delivery, the Paying Agent or Transfer Agent shall hold such amounts, records, and documents in trust for and subject to the order of its successor or, as the case may be, the Issuer.

12.6	Any corporation or other entity into which any Paying Agent or Transfer Agent may be merged or converted or any corporation or other entity with which such Paying Agent or Transfer Agent may be consolidated or any corporation or other entity resulting from any merger, conversion, or consolidation to which such Paying Agent or Transfer Agent shall be a party or any corporation or other entity, including affiliated entities, to which the Paying Agent or Transfer Agent shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation, or transfer becomes effective and to the extent permitted by any applicable laws, be the successor Paying Agent or Transfer Agent under this Agreement without any further formality, and after such effective date all references in this Agreement to such Paying Agent or Transfer Agent shall be deemed to be references to such corporation. Notice of any such merger, conversion, consolidation, or transfer shall forthwith be given by the Paying Agent or Transfer Agent to the Issuer and the Trustee.

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12.7	The Paying Agent or Transfer Agent may change its specified office to another office at any time by giving to the Issuer and the Trustee not less than 60 days’ prior written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payments in respect of any Notes, and which notice shall specify the address of the new specified office and the date upon which such change is to take effect.

13.	NOTICES

13.1	If the Issuer arranges publication of any notice to the holders of the Notes, it shall, at or before the time of such publication, send copies of each notice so published to the Paying Agent.

13.2	The Paying Agent and Transfer Agent shall promptly forward any written notice received by it from any holders of the Notes to the Issuer and the Trustee.

13.3	On behalf of and at the request and expense of the Issuer, the Paying Agent shall cause to be published all notices required to be given by the Issuer under the Indenture.

14.	COMMUNICATIONS

14.1	For the purposes of this clause, the address of each party at the date of this Agreement shall be the address set out below, and each party may hereafter update its address by providing written notice thereof to each other party (including, where applicable, the details of the facsimile number, the person for whose attention the notice or communication is to be addressed and the email address):

the Issuer:

Booking Holdings Inc.
800 Connecticut Avenue Norwalk, CT 06854 as may be amended from time to time in accordance with this Agreement.	Attention: Vijay Iyer, Senior Vice President, Associate General Counsel and Corporate Secretary Email: vijay.iyer@bookingholdings.com caitlin.kobialka@bookingholdings.com

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the Paying Agent:

U.S. Bank Europe DAC, UK Branch
125 Old Broad Street, Fifth Floor London EC2N 1AR United Kingdom as may be amended from time to time in accordance with this Agreement.	Attention: Relationship Management Email: CDRM@usbank.com Fax: +44 (0)207 365 2577 the Transfer Agent:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services Attn Laurel Casasanta CityPlace I 185 Asylum Street, 27th Floor Hartford, CT 06103 USA as may be amended from time to time in accordance with this Agreement.	Attention: Laurel Casasanta Email: laurel.casasanta@usbank.com the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
Attn Laurel Casasanta
CityPlace I
185 Asylum Street, 27th Floor
Hartford, CT 06103
USA

as may be amended from time to time in accordance with the Indenture and notified by the Issuer to the Paying Agent.	Attention: Laurel Casasanta Email: laurel.casasanta@usbank.com

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15.	AMENDMENTS

15.1	For the avoidance of doubt, this Agreement may be amended in writing by the parties hereto.

15.2	The Issuer shall provide to the Paying Agent a copy of any amendment to the Indenture as soon as reasonably practicable following such amendment taking effect; provided, however, that amendments or supplements to the Indenture that do not relate to or do not impact the Notes or the duties of the Paying Agent hereunder need not be provided. Where reference is made in this Agreement to the Indenture, such reference shall, for the purposes of the Paying Agent’s rights and obligations under this Agreement only, be deemed to refer to the most recent version of such document provided to the Paying Agent by the Issuer.

16.	TAXES

16.1	The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance, and enforcement of this Agreement.

17.	REGULATORY MATTERS

17.1	The Paying Agent is authorized and regulated by the Central Bank of Ireland (“CBOI”). It is additionally authorized by the UK Prudential Regulation Authority (“PRA”), and its activities in the UK are subject to limited regulation by the UK Financial Conduct Authority (“FCA”) and the PRA.

17.2	In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent may be required under various national laws and regulations to which it is subject to obtain, verify, and record information that identifies each person who opens an account with any of them. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Paying Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

17.3	The parties to this Agreement acknowledge and agree that the obligations of the Paying Agent under this Agreement are limited by and subject to compliance by them with EU and US Federal anti-money laundering statutes and regulations. If the Paying Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Agreement, by law or otherwise on the disclosure of information. The Paying Agent shall be indemnified and held harmless by the Issuer from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

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17.4	Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any party arising under this Agreement or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

1.	a reduction in full or in part or cancellation of any such liability;

2.	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other agreement; or

3.	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

For the purpose of this sub-clause 17.4, the following terms shall have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

“Write-Down and Conversion Powers” means,

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

14

(b)	any powers under the Bail-In Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm, or other financial institution, to cancel, reduce, modify, or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

18.2	Each of the Paying Agent, the Transfer Agent, and the Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action, or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, each of the Paying Agent, the Transfer Agent, and the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

18.3	Each of the Paying Agent, the Transfer Agent, and the Issuer agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action, or proceeding of the nature referred to in clause 18.2 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

18.4	THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

19.	COUNTERPARTS; ELECTRONIC SIGNATURES

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument. Delivery of this Agreement and any other document to be delivered in connection with this Agreement may be made by facsimile, electronic mail, or other transmission method as permitted by applicable law, and the parties hereby agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) to this Agreement or other document to be executed in connection with this Agreement shall have the same validity and effect as a signature affixed by the party’s hand. All notices, approvals, consents, requests, and any communications hereunder must be in writing (provided that any communication sent to the Trustee, Registrar, or Transfer Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee, Registrar, or Transfer Agent by the authorized representative), in English). Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, Registrar, or Transfer Agent, including without limitation the risk of the Trustee, Registrar, or Transfer Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

AS WITNESS the hands of the parties or their duly authorized agents the day and year first above written.

15

SIGNATORIES

ISSUER

Booking Holdings Inc.

By:	/s/ Ewout L. Steenbergen
Name: Ewout L. Steenbergen
Title: Executive Vice President and Chief Financial Officer

PAYING AGENT

U.S. Bank Europe DAC, UK Branch

By:	/s/ Ashley Kingham
Name: Ashley Kingham
Title: Authorised Signatory

TRANSFER AGENT

U.S. Bank Trust Company, National Association

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

TRUSTEE AND REGISTRAR

U.S. Bank Trust Company, National Association

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to the Agency Agreement]

APPENDIX 1

Indenture

THE PRICELINE GROUP INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of August 8, 2017

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990*

Reflected in Indenture

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.06
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 10.02
(d)	7.06
314(a)	4.02; 4.03; 10.02
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.

315(a)	7.01
(b)	7.05; 10.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	10.01
(b)	N.A.
(c)	10.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

v

INDENTURE dated as of August 8, 2017, between THE PRICELINE GROUP INC., a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”):

ARTICLE I

Definitions And Incorporation By Reference

SECTION 1.01. Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof, for purposes of presentment, surrender, registration, transfer and exchange in respect of the Securities is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: The Priceline Group, and for all other purposes is located at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: The Priceline Group, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.11 hereof.

“Depositary” means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.14 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to an Issuer Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

“Global Securities Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit; provided, that if Securities of a Series are denominated in a currency other than Dollars, an Officers’ Certificate or any supplemental indenture may provide for Government Securities to be direct obligations of, or obligations guaranteed by, a country other than the United States of America and the payment for which such country pledges its full faith and credit, for purposes of such Securities of a Series.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate relating to a particular Series of Securities.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

“Issuer” means The Priceline Group Inc., a Delaware corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer.

“Maturity”, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, the Controller, the Secretary or the Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, that meets the requirements of Section 10.04 hereof.

“Opinion of Counsel” means a written opinion from legal counsel, that meets the requirements of Section 10.04 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Original Issue Discount Security” means (i) any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof and (ii) any other security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Code.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning specified in the preamble to this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means, at any time, any Subsidiary of the Issuer which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the date of this Indenture.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§77aaa—77bbbb) and the rules and regulations thereunder as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Legal Holiday”	10.08
“Notice of Default”	6.01
“Paying Agent”	2.04
“Registrar”	2.04
“Successor Company”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Issuer and any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular; and

(6)	the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II

The Securities

SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series as the Issuer may authorize from time to time. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(b) through 2.02(z)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

(a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b) the price or prices of the Securities of the Series;

(c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(d) the date or dates on which the principal and premium with respect to the Securities of the Series are payable;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(f) the currency or currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(g) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Issuer or otherwise;

(h) whether Securities of the Series are to be issued as Securities in registered form or as Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of the Series may be exchanged for Securities in registered form of the Series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(i) if any Securities of the Series are to be issued as Securities in bearer form or as one or more Global Securities representing individual Securities in bearer form of the Series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer Security of the Series payable with respect to any Interest Payment Date prior to the exchange of such temporary bearer Security for definitive Securities in bearer form of the Series shall be paid to any clearing organization with respect to the portion of such temporary bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities in bearer form of the Series;

(j) the Issuer’s obligation, if any, to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder of such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(k) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for the Issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(l) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(m) if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(n) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(o) any changes or additions to Article VIII;

(p) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy;

(q) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(r) any addition to or change in the Events of Default with respect to any Securities of the Series and any change in the right of the Trustee or the Holders of such Series of Securities to declare the principal, premium and interest, if any, on such Series of Securities due and payable pursuant to Section 6.02;

(s) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in definitive registered form, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(t) any Trustee, authenticating agent, Paying Agent, transfer agent or Registrar;

(u) the applicability of, and any addition to or change in, the covenants and definitions set forth in Articles IV or V which apply to Securities of the Series;

(v) the terms, if any, of any Guarantee of the payment of principal, premium and interest with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture and as then in effect;

(w) the subordination, if any, of the Securities of the Series pursuant to this Indenture and any changes or additions to the provisions of this Indenture then in effect;

(x) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(y) any U.S. Federal Income tax consequences applicable to the Securities; and

(z) any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

SECTION 2.03. Execution and Authentication. One or more Officers of the Issuer shall sign the Securities on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication, unless otherwise provided by a Board Resolution, a supplemental indenture or an Officers’ Certificate.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of an Issuer Order, an Officers’ Certificate delivered in accordance with section 10.04 and an Opinion of Counsel which shall state:

(1) that the form and the terms of such Securities have been established by a supplemental indenture or by or pursuant to a Board Resolution in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2) that such Securities when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(3) that all conditions precedent in respect of the execution and delivery by the Issuer of such Securities have been complied with.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer at the Issuer’s Expense to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.04. Registrar and Paying Agent. The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such Series may be presented for payment (the “Paying Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. The Issuer hereby appoints the Trustee as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. In acting hereunder and in connection with the Securities, the Paying Agent and Registrar shall act solely as agents of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder of any Series of Securities.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Significant Subsidiaries may act as Paying Agent or Registrar.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification is received by the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice.

SECTION 2.05. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Significant Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Significant Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

SECTION 2.07. Transfer and Exchange. Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee, upon receipt of an Issuer Order, shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of the Securities and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders of the Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee, upon receipt of an Issuer Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds at the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

SECTION 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11. Temporary Securities. Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Securities upon the Issuer’s Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate Definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.

SECTION 2.12. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation in accordance with its procedures and upon the Issuer’s written request deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Securities to replace Securities that it has paid for or delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest. If the Issuer defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Issuer shall fix the record date and payment date. At least 30 days before the record date, the Issuer shall send to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Issuer may pay defaulted interest in any other lawful manner.

SECTION 2.14. Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event, (ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b) a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(e), the Issuer, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(g) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 2.15. CUSIP or ISIN Numbers. The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in “CUSIP” or “ISIN” numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. The Issuer, with respect to any Series of Securities, may elect to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms provided for in such Series of Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities of the Series to be redeemed and the redemption price. The Issuer shall give such notice to the Trustee at least 10 days before the redemption notice is to be sent unless the Trustee consents to a shorter period.

SECTION 3.02. Selection of Securities To Be Redeemed. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if fewer than all the Securities of a particular Series are to be redeemed or purchased, the Trustee shall select the Securities of such Series to be redeemed or purchased pro rata or by lot or by a method that complies with applicable Depositary requirements. The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date from outstanding Securities of a Series not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuer of the Securities (or portions thereof) to be redeemed.

SECTION 3.03. Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall send a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

At the Issuer’s written request in accordance with Section 3.01 hereof, the Trustee shall give the notice of redemption as provided to it in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction of any conditions precedent provided in such notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the redemption date for a Series of Securities denominated in Dollars, or as otherwise agreed upon among the Trustee, the Issuer and the paying agent for any Series of Securities denominated in a currency other than Dollars, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation; provided, however, that to the extent any such funds are received by the Paying Agent from the Issuer after 11:00 a.m. (New York City time), on such due date, such funds will be distributed to such Persons within one Business Day of receipt thereof. The Paying Agent shall as promptly as practicable return to the Issuer any money deposited with it by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and, upon receipt of an Issuer’s Order, the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities. The Issuer shall promptly make all payments in respect of each Series of Securities on the dates and in the manner provided in such Series of Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 4.02. SEC Reports. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Issuer shall provide the Trustee and Holders, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations, copies of its annual report and quarterly reports that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Issuer also shall comply with the other provisions of Trust Indenture Act Section 314(a). Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or its successor).

SECTION 4.03. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Issuer (commencing with the Fiscal Year ended December 31, 2017 or, if later, December 31 of the first fiscal year during which Securities are issued under this Indenture) an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Trust Indenture Act Section 314(a)(4).

SECTION 4.04. Further Instruments and Acts. The Issuer shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05. Original Issue Discount. In the case of Original Discount Securities, the Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

Successor Companies

SECTION 5.01. Merger and Consolidation. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, any Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing; and

(iii) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture (as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate), and the predecessor Issuer, except in the case of a lease of all or substantially all of its assets, shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

Defaults And Remedies

SECTION 6.01. Events of Default. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Securities:

(1) the Issuer’s default in any payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), or premium, if any, on any Security of that Series when such amount becomes due and payable at Stated Maturity, upon acceleration, required redemption or otherwise;

(2) the Issuer’s failure to pay interest on any Security of that Series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) the Issuer fails to comply with Section 5.01;

(4) the Issuer fails to comply with any of its covenants or agreements contained in the Securities of that Series or this Indenture (other than those referred to in (1), (2), or (3) above) and such failure continues for 60 days after the notice specified below;

(5) the Issuer or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer or a Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuer or a Significant Subsidiary or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) above is not an Event of Default with respect to any Series of Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within 30 days after the Issuer first gains knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto (provided that, solely with respect to an Event of Default under clause (5) or (6) above, no such status or description of action is required).

SECTION 6.02. Acceleration. If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Issuer occurs, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of each Series of Security shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities of any Series of Securities by written notice to the Trustee may rescind an acceleration of that Series of Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series of Securities have been cured or waived except nonpayment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on all Securities of that Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of any Series then outstanding may by written notice to the Trustee waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders of that Series offer to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 to cover the costs and expenses of collection, including the reasonable compensation, expenses disbursement and advances of the Trustee, its agents and its counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any of its Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI with respect to any Series of Securities, it shall pay out the money or property in the following order:

FIRST: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents and its counsel and all other amounts due to the Trustee under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any Series of Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions specifically required by the terms hereof, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

(i) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act or perform duties hereunder through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, direction, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Issuer or any Holders of such Securities by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities, the Issuer, and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j) The Trustee may from time to time request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(n) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(o) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use or application of the proceeds from the Securities, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in a Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default with respect to Securities of any Series in payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on any Security of that Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holder. As promptly as practicable after each May 15 beginning with the first May 15 after the issuance of Securities pursuant to this Indenture, for so long as Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparation and sending of notices to Holders and reasonable costs of counsel retained by the Trustee and any predecessor trustee or their agents or otherwise in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing the Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon a Responsible Officer obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as finally adjudicated by a court of competent jurisdiction).

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on particular Securities.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Issuer. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Securities. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, after written notice hereto, the Holders of at least 10% in principal amount of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance And Covenant Defeasance

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by resolutions set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article VIII.

Unless otherwise provided for in a Board Resolution, a supplemental indenture or an Officers’ Certificate, when (a) the Issuer has delivered to the Trustee for cancellation all Securities of a Series or (b) all outstanding Securities of a Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Issuer shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all outstanding Securities of the Series, and if, in either case, the Issuer shall also pay or cause to be paid all other sums payable under the Indenture by the Issuer, then the Indenture shall cease to be of further effect with respect to such Securities of such Series. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Securities, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture with respect to such Securities of such Series (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of that Series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and interest on such Securities when such payments are due;

(b) the Issuer’s obligations with respect to such Securities of that Series under Article II; and

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and this Article VIII.

(d) Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in a Board Resolution, a supplemental indenture or an Officers’ Certificate with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to any Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) and 6.01(4) hereof shall not constitute Events of Default with respect to such Securities.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, cash in U.S. dollars (or the currency in which Securities of that Series is denominated), non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and interest on the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to that Series of Securities shall have occurred and be continuing either:

(a) on the date of such deposit (other than a Default or Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit); or

(b) insofar as Section 6.01(5) or 6.01(6) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Significant Subsidiaries are a party or by which the Issuer or any of its Significant Subsidiaries are bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of that Series of Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any outstanding Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any currency or non-callable Government Securities in accordance with Section 8.02 or 8.03 thereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(1) to evidence the succession of another Person to the Issuer pursuant to Article V and the assumption by such successor of the Issuer’s covenants, agreements and obligations in this Indenture and in the Securities;

(2) to surrender any right or power conferred upon the Issuer by this Indenture, to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Securities as the Board of Directors of the Issuer shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

(3) to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture or in any Securities that may be defective or inconsistent with any other provision contained therein;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect in any material respect the interests of any Holders of Securities of any Series;

(5) to modify or amend this Indenture in such a manner as to permit or maintain the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(6) to add or to change any of the provisions of this Indenture to provide that Securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Securities in registered form or of principal, premium or interest with respect to Securities in bearer form, or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the Holders of Securities or any coupons of any Series in any material respect or permit or facilitate the issuance of Securities of any Series in uncertificated form;

(7) in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

(8) to add Guarantees with respect to the Securities or to secure the Securities;

(9) to make any change that does not adversely affect the rights of any Holder in any material respect;

(10) to add to, change or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

(11) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(12) to establish the form or terms of Securities and coupons of any Series pursuant to Article II.

SECTION 9.02. With Consent of Holders. Subject to certain exceptions, this Indenture or the Securities may be amended with the consent of the holders of at least a majority in principal amount of the Securities of all Series under this Indenture then outstanding and affected by such amendment, voting as a single class (including consent obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each holder of an outstanding Security affected, no amendment may:

(1) make any change to the percentage of principal amount of the outstanding Securities of any Series, the consent of whose Holders is required for any amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(2) reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods of, any Security;

(3) make any Security payable in money or securities other than those stated in the Security;

(4) make any change that adversely affects such Holder’s right to require the Issuer to purchase the Securities in accordance with the terms thereof and this Indenture;

(5) impair the right of any Holder to institute suit for the enforcement of any payment with respect to the Securities;

(6) in the case of any subordinated Securities, or coupons appertaining thereto, make any change in the provisions of this Indenture relating to subordination that adversely affects the rights of any Holder under such provisions; or

(7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuer shall send to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity and/or security satisfactory to it, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of such Series of Securities, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 10.02. Notices. Unless otherwise provided herein, any notice or communication shall be in writing and delivered in person, sent in accordance with the Depositary’s applicable procedures, mailed by first-class mail or sent via electronic mail (in PDF format) addressed as follows:

If to the Issuer:

The Priceline Group Inc.

800 Connecticut Avenue

Norwalk, CT 06854

Fax: (203) 299-8915

Attention: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Fax: (212) 474-3700

Attention: Craig F. Arcella

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Fax: (860) 241-6881

Attention: Arthur L. Blakeslee

with a copy to:

Hinckley, Allen & Snyder LLP

28 State Street

Boston, MA 02109

Fax: (617) 378-4397

Attention: Jonathan R. Winnick

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions and directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. For the avoidance of doubt, notice sent via electronic mail shall be deemed to be “written” for purposes of this Indenture. The Trustee agrees to accept and act upon instructions or directions in the form of an Officers’ Certificate pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate of the Issuer stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.08. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York state or other place of payment are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 10.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.14. Severability. If any provision or portion thereof in this Indenture or any Series of Securities is deemed unenforceable, it shall not affect the validity or enforceability of any other provision or portion thereof set forth herein, or of the Indenture as a whole.

SECTION 10.15. Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.16. Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 10.17. U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Issuer agrees to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with Applicable Law.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE PRICELINE GROUP INC.,

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Arthur L. Blakeslee
	Name:	Arthur L. Blakeslee
	Title:	Vice President